                                                                    EXHIBIT 99.1

Contact:  Paul Muellner                                    FOR IMMEDIATE RELEASE
Chief Financial Officer
John Q. Hammons Hotels, Inc.
417-864-4300

                      JOHN Q. HAMMONS HOTELS, INC. REPORTS
                    YEAR-END AND FOURTH QUARTER 2003 RESULTS


(SPRINGFIELD, MO., February 18, 2004) ---- John Q. Hammons Hotels, Inc. (AMEX:
JQH) today reported results for the year-end and fourth quarter 2003.

YEAR-TO-DATE RESULTS

Basic loss per share for the twelve months ended January 2, 2004 was ($1.39), compared to a loss per share of ($0.54) for the twelve months ended January 3, 2003. Net loss for the twelve months ended January 2, 2004 was $7.1 million, compared to a net loss of $2.8 million for the same period in 2002. The 2003 results included two items, which, after giving effect to minority interest, had an impact of approximately $6.2 million on the Company's net loss. One of the items was the recognition of a $9.7 million impairment on one of our properties due to the decline of the property's fair value. The other item was related to the allocation of partnership losses to the limited partner's minority interest, which are restricted to the limited partner's net contribution; therefore, the minority interest account cannot be reduced below zero. As a result, the allocations of the partnership losses to the minority interest were limited to $5.9 million rather than the expected $9.7 million based on their approximate 76% ownership interest.

The following represents a reconciliation of the net loss, as reported, to the net loss, as adjusted (in thousands):

                                                               THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                         JAN. 2, 2004    JAN. 3, 2003    JAN. 2, 2004    JAN. 3, 2003
                                                         ------------    ------------    ------------    ------------
Net loss, as reported                                    $     (7,510)   $       (934)   $     (7,061)   $     (2,761)

Additions:
  Asset impairment, net of expected minority interest           2,334              --           2,334              --
  Reallocation of minority interest losses                      3,839              --           3,839              --
                                                         ------------    ------------    ------------    ------------
    Sub total                                                   6,173              --           6,173              --
                                                         ------------    ------------    ------------    ------------

Net loss, as adjusted                                    $     (1,337)   $       (934)   $       (888)   $     (2,761)
                                                         ============    ============    ============    ============

Total revenues for 2003 were $431.2 million, a decrease of 2.1% compared to 2002. We produced EBITDA for 2003 of $108.8 million ($118.5 million before the $9.7 million item related to asset impairment), compared to $121.7 million in the 2002 period, which included 53 weeks, rather than 52 weeks in the 2003 period (See attached table for reconciliation of net income to EBITDA and for the definition of EBITDA).

Revenue Per Available Room (RevPAR) was $63.19 for 2003, up from prior year's level of $62.68, while the upscale sector of the industry's RevPAR was down 0.8% as reported by Smith Travel Research.

FOURTH QUARTER RESULTS

Basic loss per share for the three months ended January 2, 2004 was ($1.47), compared to a loss per share of ($0.18) for the same period in 2002. Net loss was $7.5 million for the 2003 quarter, compared to a loss of $0.9 million for the 2002 quarter, reflecting the impact of the special items discussed above.

EBITDA was $16.2 million for the 2003 quarter, down $13.3 million compared to the 2002 fourth quarter EBITDA of $29.5 million, reflecting the $9.7 million item related to asset impairment in 2003 (See attached table for reconciliation of net income to EBITDA and for the definition of EBITDA).

Total revenues for the 2003 fourth quarter were $103.6 million, compared to $111.9 million for the 2002 quarter. Our Revenue Per Available Room (RevPAR) was $57.15 for the 2003 fourth quarter, up compared to the prior year's level of $56.62.

EXECUTIVE COMMENTS

"Our operations have continued to remain stable during the industry's downturn. As lodging demand increases, particularly in the group segments, we should benefit due to our extensive meeting space facilities," stated Mr. John Q. Hammons, Chairman and Chief Executive Officer.

FINANCING AND INVESTING ACTIVITIES

During 2003, we retired a $6.3 million mortgage (Springdale Hampton Inn), set to mature in the fourth quarter of 2003, as well as $5.2 million and $6.6 million notes (Denver Airport Holiday Inn and Ft. Collins Holiday Inn, respectively), bringing total debt reduction for 2003 to over $25 million, including scheduled principal amortization. Our current portion of long-term debt ($7.4 million) is attributable to scheduled principal amortization on various individual hotel mortgages.

OPERATIONS OUTLOOK

We forecast that the industry should recover throughout 2004, generating RevPAR above 2003 levels. This recovery should enhance our cash generation and produce favorable results as we focus on operational efficiencies.


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Although we are not developing new hotels, Mr. Hammons personally has numerous projects in various stages of development, which will be managed by the public Company upon completion, including properties in St. Charles, Missouri; Junction City, Kansas; Frisco, Texas; Albuquerque, New Mexico and North Charleston, South Carolina.

John Q. Hammons Hotels, Inc. is a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 47 hotels located in 20 states, containing 11,630 guest rooms or suites, and manage 13 additional hotels located in seven states, containing 3,094 guest rooms or suites. The majority of these 60 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. A copy of this press release announcing our earnings as well as other statistical information will be available in the Investor Relations section of our website at www.jqhhotels.com.



NOTE - FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our operations outlook, business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate," "expect," "forecast," "project," "intend," "may," "will," and similar words. These forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

     o General economic conditions, including the duration and severity of the current economic slowdown and the pace at which the lodging industry adjusts to the continuing war on terrorism;

     o    The impact of any serious communicable diseases on travel;

     o    Competition;

     o    Changes in operating costs, particularly energy and labor costs;

     o Unexpected events, such as the September 11, 2001 terrorist attacks, or outbreaks of war;

     o Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;

     o    Seasonality of the hotel business;

     o    Cyclical over-building in the hotel and leisure industry;

     o Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and

     o    Costs of complying with applicable state and federal regulations.



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         These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.


                             - - Tables Attached - -

                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       (000's omitted, except share data)

                                                                        THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                  JAN. 2, 2004    JAN. 3, 2003    JAN. 2, 2004    JAN. 3, 2003
                                                                  ------------    ------------    ------------    ------------
REVENUES:
   Rooms                                                          $     60,476    $     64,555    $    267,502    $    270,534
   Food and beverage                                                    30,777          33,472         113,402         117,810
   Meeting room rental, related party management fee and other          12,347          13,854          50,341          52,036
                                                                  ------------    ------------    ------------    ------------
     Total revenues                                                    103,600         111,881         431,245         440,380

OPERATING EXPENSES:
   Direct operating costs and expenses:
     Rooms                                                              16,749          17,418          67,444          68,917
     Food and beverage                                                  23,032          25,239          87,079          91,310
     Other                                                                 623             734           2,722           3,179

   General, administrative, sales and management expenses               32,562          34,124         137,202         136,866

   Repairs and maintenance                                               4,688           4,875          18,321          18,387

   Asset impairment                                                      9,700              --           9,700              --

   Depreciation and amortization                                        13,838          14,911          51,723          54,202
                                                                  ------------    ------------    ------------    ------------

     Total operating costs                                             101,192          97,301         374,191         372,861
                                                                  ------------    ------------    ------------    ------------

INCOME FROM OPERATIONS                                                   2,408          14,580          57,054          67,519

OTHER INCOME (EXPENSE):
   Other income                                                             --              --             175              --
   Interest income                                                         124             262             602           1,018
   Interest expense and amortization of deferred financing fees        (17,210)        (18,574)        (69,827)        (71,989)
   Extinguishment of debt costs                                           (456)            (28)           (774)         (7,411)
                                                                  ------------    ------------    ------------    ------------

LOSS BEFORE MINORITY INTEREST AND PROVISION
   FOR INCOME TAXES                                                    (15,134)         (3,760)        (12,770)        (10,863)
   Minority interest in losses of partnership                            7,654           2,856           5,859           8,252
                                                                  ------------    ------------    ------------    ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                                  (7,480)           (904)         (6,911)         (2,611)
   Provision for income taxes                                              (30)            (30)           (150)           (150)
                                                                  ------------    ------------    ------------    ------------

NET LOSS ALLOCABLE TO THE COMPANY                                 $     (7,510)   $       (934)   $     (7,061)   $     (2,761)
                                                                  ============    ============    ============    ============

BASIC LOSS PER SHARE:
   Net loss allocable to Company                                  $      (1.47)   $      (0.18)   $      (1.39)   $      (0.54)
                                                                  ============    ============    ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING                                  5,102,979       5,083,829       5,092,829       5,081,285
                                                                  ============    ============    ============    ============

                 See Notes to Consolidated Financial Statements

                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
       (AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE AND OPERATING DATA)

                                                                     THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                               JAN. 2, 2004     JAN. 3, 2003     JAN. 2, 2004     JAN. 3, 2003
                                                               ------------     ------------     ------------     ------------

RECONCILIATION OF NET LOSS TO EBITDA:
Net loss                                                       $     (7,510)    $       (934)    $     (7,061)    $     (2,761)
Provision for income taxes                                               30               30              150              150
Minority interest in losses of partnership                           (7,654)          (2,856)          (5,859)          (8,252)
Extinguishment of debt costs                                            456               28              774            7,411
Interest expense and amortization of deferred financing fees         17,210           18,574           69,827           71,989
Interest income                                                        (124)            (262)            (602)          (1,018)
Other income                                                             --               --             (175)              --
Depreciation and amortization                                        13,838           14,911           51,723           54,202
                                                               ------------     ------------     ------------     ------------
EBITDA (a)                                                     $     16,246     $     29,491     $    108,777     $    121,721
                                                               ============     ============     ============     ============

EBITDA MARGIN (% OF TOTAL REVENUE)                                     15.7%            26.4%            25.2%            27.6%

(a) EBITDA is defined as income before interest income and expense, income tax expense, depreciation and amortization, minority interest, extinguishment of debt costs and other income. Management considers EBITDA to be one measure of operating performance for the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

                                                THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                           JAN. 2, 2004    JAN. 3, 2003    JAN. 2, 2004    JAN. 3, 2003
                                           ------------    ------------    ------------    ------------
TOTAL OWNED HOTELS:
Occupancy                                          58.4%           57.8%           63.5%           63.8%
Average Room Rate                          $      97.87    $      97.95    $      99.50    $      98.31
RevPAR (Room Revenue per available room)   $      57.15    $      56.62    $      63.19    $      62.68

                                                     JAN. 2,       JAN. 3,       DEC. 28,
                                                      2004           2003           2001
                                                  ------------   ------------   ------------

SELECTED BALANCE SHEET DATA

Current Assets                                    $     54,022   $     52,020   $     60,673

Total Assets                                      $    822,183   $    859,972   $    881,724

Current Liabilities Excluding Debt                $     41,043   $     40,789   $     45,072

Current Portion of Long-Term Debt                 $      7,423   $     13,683   $     38,862

Total Long-Term Debt Including Current Portion    $    781,072   $    806,342   $    813,007

Total Cash and Equivalents, Restricted Cash and
    Marketable Securities                         $     61,222   $     50,368   $     55,674

Net Debt                                          $    719,850   $    755,974   $    757,333